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                                                                   EX-99.B(j)(A)


                          Independent Auditors' Consent

The Board of Trustees of
Wells Fargo Funds Trust:


We consent to the use of our report for the Outlook Today Fund, Outlook 2010 Fund, Outlook 2020 Fund, Outlook 2030 Fund and the Outlook 2040 Fund, five Funds of Wells Fargo Funds Trust, dated April 11, 2003, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

/s/ KPMG LLP

KPMG LLP
San Francisco, California
June 26, 2003